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                                                                    EXHIBIT 5.01

                    [LETTERHEAD OF SHEFSKY & FROELICH LTD.]



                                                        024509-05

                                March 15, 2000

Board of Directors
Heidrick & Struggles International, Inc.
233 S. Wacker Drive, Suite 4200
Chicago, Illinois 60606

     RE:  Heidrick & Struggles International, Inc.
          Registration Statement on Form S-8

Ladies and Gentlemen:

     We have acted as securities counsel to Heidrick & Struggles International, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of this registration statement on Form S-8 (the "Registration Statement"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act") and relating to the registration of 395,000 shares of the Company's common stock, par value $0.01 (the "Shares"). All of the Shares will be issued by the Company upon the vesting of restricted stock units granted by the Company under the Company's Restricted Stock Unit Plan.

     For purposes of this opinion letter, we have reviewed the Registration Statement and have examined the originals or copies certified or otherwise identified to our satisfaction of the following:

     1.   the Company's Amended and Restated Bylaws, as amended to date;
     2. the Company's Amended and Restated Certificate of Incorporation, as amended to date;
     3. the Company's Restricted Stock Unit Plan (the "Plan") and other documents relating to the Plan;
     4. copies of consents or resolutions of the Company's board of directors relating to the Plan; and
     5. such other additional instruments and documents in connection with the Company as we have deemed necessary or appropriate for purposes of rendering this opinion.

     In rendering the opinion expressed below, we have assumed that: (i) the signatures appearing in all documents are valid, genuine and authorized; (ii) the documents shown to us are complete and no modifications to any thereof exist; (iii) the documents submitted to us as certified or photostatic copies of original documents conform to the original documents; (iv) the originals of certified or photostatic copies are authentic; and (v) each party other than the Company that has executed or will execute a document to which the Company is a signatory has all requisite power and authority and has taken all necessary action to duly and validly execute and deliver such document and to perform the transactions contemplated thereby and such party's obligations thereunder are its legal, valid and binding obligations. As to factual matters, we have relied upon, and assume the accuracy, completeness and genuineness of, certificates of public officials, the Company, officers and other representatives of the Company.
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     Wherever we indicate that our opinion with respect to the existence or absence of facts is based on our knowledge, by using the phrases, "to our knowledge" or "known to us" or words to that effect, our opinion is based solely on the current actual knowledge of the attorneys currently with the firm who have represented the Company. The actual knowledge of this firm's attorneys consists solely of matters disclosed in the course of our internal review procedures in connection with the preparation of this opinion and matters disclosed by a review of our files and records.

     Our opinion is limited to the federal laws of the United States and the laws of the State of Illinois and the Delaware General Corporation Law. We do not purport to be experts on the laws of any other jurisdiction nor do we express an opinion as to laws other than the laws of the State of Illinois and the Delaware General Corporation Law and the federal laws of the United States, in each case in effect on the date hereof as they presently apply.

     Based upon the foregoing, but subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that the Shares have been duly authorized for issuance and when issued in conformity with the Plan and other documents governing the issuance of the restricted stock units and Shares, will be validly issued, fully-paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. This opinion is rendered only to you and is solely for your benefit in connection with the transactions covered hereby. This opinion may not be relied upon by you for any other purpose or furnished, or quoted to, or relied upon by any other person, firm or corporation for any purpose without our prior express written consent.

                              Very truly yours,

                              /s/ Shefsky & Froelich Ltd.

                              SHEFSKY & FROELICH LTD.